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                         CONSENT OF RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS



We hereby consent to the reference to our reviews dated March 13, 1997 and March 6, 1996, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Optima Petroleum Corporation as of December 31, 1996 and December 31, 1995, respectively, and to the reference to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering.




                                                 RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS




                                                 /s/ Kent A. Williamson, P.E.
                                                 ------------------------------
                                                     Kent A. Williamson, P.E
                                                     Group Vice President